EXHIBIT 14
                          Independent Auditor's Consent


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                                                                      EXHIBIT 14

                        CONSENT OF INDEPENDENT AUDITORS

The Trustees
Keystone Texas Tax Free Fund
Keystone Tax Free Income Fund

         We consent to the use of our reports on the financial statements of Keystone Texas Tax Free Fund, as of and for the year ended March 31, 1995, dated May 5, 1995, and the financial statements of Keystone Tax Free Income Fund, as of and for the year ended November 30, 1995, dated January 5, 1996, incorporated by reference herein into the statement of additional information.

                                                  /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP

January 31, 1996
Boston, Massachusetts